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FOR RELEASE 7:00 AM CST
OCTOBER 23, 2000



              Contact:  Lee Grubb, Chief Financial Officer
                        972-869-3400
                        lgrubb@thomasgroup.com


[X] 3RD QUARTER 2000 EARNINGS RELEASE CONFERENCE CALL


Dallas, Texas, October 23, 2000 - Thomas Group, Inc (NASDAQ:TGIS) is announcing a conference call with Senior Management of Thomas Group, Inc.

MONDAY, OCTOBER 30, 2000
8:00 A.M. CST, 9:00 A.M. EST

During the conference call, Senior Management of Thomas Group will discuss the Third Quarter 2000 Earnings which will be released one hour earlier, on Monday, October 30th, 2000 at 7:00 a.m. CST / 8:00 a.m. EST. Following Management's statement there will be a question and answer session, open to all callers. The information provided during the October 30 earnings conference call will be limited to calendar year 2000.

To participate in the conference call, please call 800-553-0327 from the U.S., or 612-332-0345 from outside the U.S., on Monday, October 30, 2000 at 7:55 a.m. CST / 8:55 a.m. EST. You will need to know the name of

the company:                             Thomas Group
the company contact:                     Mark Ariail

If you have any questions, please contact Mark Ariail at 972-401-4425.

To play back the full recorded text of the conference call, U.S. callers may call 800-475-6701 and international callers may call 320-365-3844. The Conference Call ID# is 545523. Playback is available from 12:30 p.m. CST on Monday, October 30, 2000 until 11:59 p.m. CST on Monday, November 6, 2000.